As filed with the Securities and Exchange Commission on January 14, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ________________

                             LIFEMINDERS.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)

     Delaware                                                52-1990403
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
Incorporation or Organization)                                  No.)


                             1110 Herndon Parkway
                            Herndon, Virginia 20170
                                (703) 707-8261
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ________________

                            1998 Stock Option Plan

                               ________________

                            Stephen R. Chapin, Jr.
                     President and Chief Executive Officer
                             LifeMinders.com, Inc.
                             1110 Herndon Parkway
                            Herndon, Virginia 20170
                                (703) 707-8261
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               ________________

                                  Copies to:

                          John L. Sullivan, III, Esq.
                       Venable, Baetjer and Howard, LLP
                             2010 Corporate Ridge

                                   Suite 400
                            McLean, Virginia 22102
                                (703) 760-1600

                                                                  Proposed
                                                                  Maximum            Proposed Maximum
 Title of Each Class of Securities         Amount to be        Offering Price        Aggregate Offering
         to be Registered                  Registered (1)         Per Share                Price              Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value
 (currently outstanding options)           2,583,177 Shares    $   6.26 (2)             $    16,170,688            $  4,270
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock $0.01 par value
 (options available for future             1,424,393 Shares    $  37.07 (3)             $    52,802,248            $ 13,940
 grant)
------------------------------------------------------------------------------------------------------------------------------------


     (1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) The fee computation is based upon the weighted average exercise price per share of $6.26 as to 2,583,177 outstanding but unexercised options to purchase Common Stock under the 1998 Stock Option Plan.

     (3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low price per share of the Company's Common Stock as reported on the Nasdaq National Market on January 13, 2000.

                                    PART I

          Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to
     Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Information Incorporated by Reference.
               -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus, dated November 19, 1999, filed pursuant to Rule 424(b) under the Securities Act on November 19, 1999 and the audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained therein.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement of Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on November 16, 1999.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

     Not applicable.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

     LifeMinders.com, Inc. is organized under the laws of the State of Delaware. Our Restated Certificate of Incorporation provides that we shall indemnify our current and former directors and officers, and may indemnify our current and former employees and agents, against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware Law.

     The Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving a person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if that person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

     In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if that person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of a proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify that person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our Restated Certificate of Incorporation requires us to advance expenses to any person entitled to indemnification, provided that such a person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

     The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Our Restated Certificate of Incorporation permits us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, regardless of whether the Restated Certificate of Incorporation or Delaware law would permit indemnification against such expense, liability or loss.

     The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

     Not applicable.

Item 8.        Exhibits.
               --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.        Undertakings.
               ------------

     (a)       The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, in Herndon, Virginia, on January 13, 2000.

                                  LIFEMINDERS.COM, INC.

                                  By:   /s/ STEPHEN R. CHAPIN, JR.
                                        --------------------------
                                        Stephen R. Chapin, Jr.
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen R. Chapin, Jr. and Joseph
S. Grabias and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                            Date
------------------------------------------------------------------------------------------------
/s/ STEPHEN R CHAPIN, JR        Chairman of the Board,           January 13, 2000
------------------------------
Stephen R. Chapin, Jr.          President and Chief Executive
                                Officer (Principal Executive
                                Officer)

/s/ JOSEPH S. GRABIAS           Vice President and Chief         January 13, 2000
------------------------------
Joseph S. Grabias               Financial Officer (Principal
                                Financial and Accounting
                                Officer)

/s/ E. ROGERS NOVAK, Jr.        Director                         January 13, 2000
------------------------------
E. Rogers Novak, Jr.

/s/ B. GENE RIECHERS            Director
------------------------------                                   January 13, 2000
B. Gene Riechers

/s/ DOUGLAS A. LINGDGREN        Director
------------------------------                                   January 13, 2000
Douglas A. Lingdgren

/s/ PHILIP D. BLACK             Director
------------------------------
Philip D. Black

/s/ JONATHAN B. BULKELEY                                         January 13, 2000
------------------------------
Jonathan B. Bulkeley            Director

                               INDEX TO EXHIBITS


     Exhibit Number                                  Exhibit Document
--------------------------------------------------------------------------------
          4.1*           Restated Certificate of Incorporation of Registrant

          4.2*           Bylaws of Registrant

          4.3*           1998 Stock Option Plan

          5.1 Opinion of Venable Baetjer and Howard, LLP, as to the legality of securities being registered

         23.1            Consent of PricewaterhouseCoopers, LLP

         23.2 Consent of Venable, Baetjer and Howard, LLP (contained in Exhibit 5.1 hereto)

         24.1            Power of Attorney (contained in the signature page)
-------------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-87785), effective November 18, 1999.